 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

CROFF ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9903 Santa Monica Blvd., Suite 287, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (818) 735-0050
Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Croff Enterprises, Inc. (“Croff” or the "Company") from time-to- time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01   Entry into a Material Definitive Agreement.

As of June 18, 2008, Croff entered into a Stock Issuance Agreement (the “Agreement”) with Terrace Lane, LLC which increased that entity’s controlling interest in Croff from 146,000 shares of common stock (approximately 28.3% of Croff’s issued and outstanding shares, excluding treasury shares) to 646,000 shares of common stock (approximately 63.5% of Croff’s issued and outstanding shares, excluding treasury shares).  See Item 3.02 below for additional information.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company privately issued 500,000 shares of its $.10 par value common stock to Terrace Lane, LLC in consideration of that entity’s efforts through June 17, 2009, to locate for Croff one or more potential merger partner(s) which meet Croff’s specifications.  In the event that Terrace Lane, LLC has not located a potential merger partner that is acceptable to Croff (in its sole and absolute discretion) by June 17, 2009, 250,000 of the shares will be automatically cancelled.  Based on the sophistication of Terrace Lane, LLC, its existing controlling interest in Croff, and the nature of the transaction, the issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROFF ENTERPRISES, INC.

Date: June 23, 2008	By:	/s/ GREGORY R. WOODHILL
Gregory R. Woodhill, President